Exhibit 21.1

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                                          JURISDICTION OF         D/B/A
                   ENTITY                  INCORPORATION       JURISDICTION
                   ------                  -------------       ------------
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Victor Capital Group, L.P.                   Delaware
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VIC, Inc.                                    Delaware             Vic NY
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VCG Montreal Management, Inc.                New York
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IPJ Funding Corp                             Delaware
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CT Convertible Trust I                       Delaware
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CT-BB Funding Corp.                          Delaware
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CT-F1, LLC                                   Delaware
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CT-F2-GP, LLC                                Delaware
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CT-F2-LP, LLC                                Delaware
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CT Mezzanine Partners I LLC                  Delaware
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CT Investment Management Co., LLC            Delaware
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